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                                                                      Exhibit 23

                          INDEPENDENT AUDITORS' CONSENT


TO THE BOARD OF DIRECTORS AND SHAREHOLDERS
OF METLIFE, INC.:


We consent to the incorporation by reference in this Registration Statement of MetLife, Inc. on Form S-8 of our reports dated February 7, 2000 and February 11, 2000, relating to the consolidated financial statements of Metropolitan Life Insurance Company and subsidiaries and the balance sheet of MetLife, Inc. appearing in the MetLife, Inc. prospectus dated April 4, 2000 incorporated by reference in the registration statement. We also consent to the reference to us under the heading "Experts" in such prospectus.

Deloitte & Touche LLP

New York, New York
May 9, 2000